Exhibit 99.1

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS

18th Consecutive Year of Record Net Revenues

Record Revenues & Pre-Tax Operating Income in Both Global Wealth and Institutional Group for 2013

•	Record net revenues of $562.5 million, increased 37% compared with the year-ago quarter.

•	Net income from continuing operations of $52.1 million, or $0.69 per diluted common share.

•	Non-GAAP net income from continuing operations of $59.8 million, or $0.79 per diluted share.

ST. LOUIS, February 24, 2014 – Stifel Financial Corp. (NYSE: SF) today reported net income from continuing operations of $52.1 million, or $0.69 per diluted common share on record net revenues of $562.5 million for the three months ended December 31, 2013, compared with net income from continuing operations of $43.3 million, or $0.69 per diluted common share, on net revenues of $411.3 million for the fourth quarter of 2012.

For the three months ended December 31, 2013, the Company reported non-GAAP net income from continuing operations of $59.8 million, or $0.79 per diluted common share. These non-GAAP results exclude merger-related expenses associated with the acquisitions of the Knight Capital Fixed Income business, KBW, and Miller Buckfire for a total of $7.7 million (after-tax). A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Net revenues	$562,526	$411,283	36.8	$478,639	17.5	$1,973,446	$1,594,113	23.8
Net income from continuing operations	$52,126	$43,284	20.4	$74,929	(30.4)	$172,907	$145,296	19.0
Net income	$48,269	$39,954	20.8	$69,690	(40.8)	$162,013	$138,573	16.9
Non-GAAP net income from continuing operations[1]	$59,819	$43,284	38.2	$39,649	50.9	$184,658	$145,296	27.1
Earnings per basic common share:
Income from continuing operations	$0.82	$0.80	2.5	$1.16	(29.3)	$2.67	$2.71	(1.5)
Loss from discontinued operations	(0.06)	(0.06)	—	(0.08)	(25.0)	(0.17)	(0.12)	41.7

Earnings per basic common share	$0.76	$0.74	2.5	$1.08	(29.6)	$2.50	$2.59	3.5
Earnings per diluted common share:
Income from continuing operations	$0.69	$0.69	—	$1.00	(31.0)	$2.35	$2.31	1.7
Loss from discontinued operations	(0.05)	(0.06)	(16.7)	(0.07)	(28.6)	(0.15)	(0.11)	36.4

Earnings per diluted common share	$0.64	$0.63	1.6	$0.93	(31.2)	$2.20	$2.20	—
Non-GAAP net income from continuing operations[1]	$0.79	$0.69	14.5	$0.53	49.1	$2.51	$2.31	8.7
Weighted average number of common shares outstanding:
Basic	64,859	53,835	20.5	64,706	0.2	63,568	53,563	18.7
Diluted	75,495	63,301	19.3	75,191	0.4	73,504	62,937	16.8

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Full-Year 2013 Results

•	Record net revenues of $1.97 billion, increased 24% compared with the year-ago period.

•	Net income from continuing operations of $172.9 million, or $2.35 per diluted common share.

•	Non-GAAP net income of $184.7 million, or $2.51 per diluted common share.

For the year ended December 31, 2013, the Company reported net income from continuing operations of $172.9 million, or $2.35 per diluted common share on record net revenues of $1.97 billion, compared with net income from continuing operations of $145.3 million, or $2.31 per diluted common share, on net revenues of $1.59 billion in 2012. For the year ended December 31, 2013, the Company reported non-GAAP net income from continuing operations of $184.7 million, or $2.51 per diluted common share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Chairman’s Comments

Ronald J. Kruszewski, Chairman, President and CEO of Stifel said, “We are very pleased to post our 18th consecutive year of record net revenues. This speaks to the dedication of our over 5,800 professionals, as well as to our balanced business model. Non-GAAP net income from continuing operations for the year improved over the prior year as a result of both better market conditions and the benefits of our recent acquisitions.”

Kruszewski continued, “Looking forward, we will continue to take advantage of opportunities in the marketplace that add to shareholder value.”

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Net revenues:
Global Wealth Management	$292,836	$253,775	15.4	$274,669	6.6	$1,117,179	$991,597	12.7
Institutional Group	267,282	160,693	66.3	205,132	30.3	861,158	604,654	42.4
Other	2,408	(3,185)	175.6	(1,162)	(175.6)	(4,891)	(2,138)	(128.7)

	$562,526	$411,283	36.8	$478,639	17.5	$1,973,446	$1,594,113	23.8

Operating contribution: [2]
Global Wealth Management	$79,022	$68,737	15.0	$72,128	9.6	$299,572	$266,669	12.3
Institutional Group	48,590	21,678	124.1	34,986	38.9	142,889	101,487	40.8
Other	(37,184)	(30,064)	23.7	(41,669)	(10.8)	(147,377)	(138,409)	6.5

	$90,428	$60,351	49.8	$65,443	38.2	$295,084	$229,747	28.4

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	57.4	57.7		58.2		58.1	58.2
Institutional Group	62.0	65.4		58.4		60.9	62.9
Non-comp. operating expenses
Global Wealth Management	15.6	15.2		15.5		15.1	14.9
Institutional Group	19.8	21.1		24.5		22.5	20.3
Income before income taxes
Global Wealth Management	27.0	27.1		26.3		26.8	26.9
Institutional Group	18.2	13.5		17.1		16.6	16.8
Other	(6.5)	(7.3)		(8.7)		(7.4)	(8.7)

	16.0	14.7		13.6		14.9	14.4

[2]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Fourth Quarter 2013

Global Wealth Management

For the quarter ended December 31, 2013, the Global Wealth Management segment generated record pre-tax operating income of $79.0 million, compared with $68.7 million in the fourth quarter of 2012 and $72.1 million in the third quarter of 2013. Net revenues for the quarter were a record $292.8 million, compared with $253.8 million in the fourth quarter of 2012, and $274.7 million in the third quarter of 2013. The increase in net revenues from the fourth quarter of 2012 is primarily attributable to (1) growth in asset management and service fees; (2) an increase in commission revenues; and (3) increased net interest revenues.

•	The Private Client Group reported net revenues of $256.1 million, an 11% increase compared with the fourth quarter of 2012 and a 3% increase compared with the third quarter of 2013.

•	Stifel Bank reported record net revenues of $36.7 million, an 63% increase compared with the fourth quarter of 2012 and a 40% increase compared with the third quarter of 2013.

Institutional Group

For the quarter ended December 31, 2013, the Institutional Group segment generated record pre-tax operating income of $48.6 million, compared with $21.7 million in the fourth quarter of 2012 and $35.0 million in the third quarter of 2013. Net revenues for the quarter were a record $267.3 million, compared with $160.7 million in the fourth quarter of 2012 and $205.1 million in the third quarter of 2013. The increase in net revenues from the fourth quarter of 2012 was primarily attributable to (1) an increase in advisory fees; (2) an increase in equity capital raising revenues; and (3) higher institutional brokerage revenues, offset by a reduction in other revenues as a result of gains recorded on the investment in Knight Capital during the fourth quarter of 2012. Net revenue growth, on a year-over-year basis, is attributable to the acquisitions of KBW and the Knight Capital Fixed Income business and, to a lesser extent, Miller Buckfire.

Institutional brokerage revenues were $111.3 million, a 35% increase compared with the fourth quarter of 2012 and a 1% increase compared with the third quarter of 2013.

•	Equity brokerage revenues were $60.2 million, a 56% increase compared with the fourth quarter of 2012 and a 3% increase compared with the third quarter of 2013.

•	Fixed income brokerage revenues were $51.1 million, a 17% increase compared with the fourth quarter of 2012 and a 1% decrease compared with the third quarter of 2013.

Investment banking revenues were a record $149.3 million, a 140% increase compared with the fourth quarter of 2012 and a 79% increase compared with the third quarter of 2013.

•	Equity capital raising revenues were $46.6 million, a 175% increase compared with the fourth quarter of 2012 and a 52% increase compared with the third quarter of 2013.

•	Fixed income capital raising revenues were $14.7 million, a 21% decrease compared with the fourth quarter of 2012 and a 9% increase compared with the third quarter of 2013.

•	Advisory fee revenues were $88.0 million, a 231% increase compared with the fourth quarter of 2012 and a 125% increase compared with the third quarter of 2013.

Consolidated Compensation and Benefits Expenses

For the quarter ended December 31, 2013, compensation and benefits expenses were $353.2 million, which included merger-related expenses of $5.9 million, compared with $258.1 million in the fourth quarter of 2012 and $326.0 million in the third quarter of 2013, which included merger-related expenses of $28.6 million.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 61.5% in the fourth quarter of 2013, compared with 62.8% in the fourth quarter of 2012 and 62.0% in the third quarter of 2013. Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, as a percentage of net revenues was 4.0% in the fourth quarter of 2013, compared with 5.0% in the fourth quarter of 2012 and 4.6% in the third quarter of 2013.

Consolidated Non-Compensation Operating Expenses

For the quarter ended December 31, 2013, non-compensation operating expenses were $131.3 million, which included $4.3 million of merger-related expenses, compared with $92.8 million in the fourth quarter of 2012 and $121.6 million in the third quarter of 2013, which included $4.8 million in merger-related expenses.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2013 was 22.5%, compared with 22.6% in the fourth quarter of 2012 and 24.4% in the third quarter of 2013.

Provision for Income Taxes

The effective income tax rate for the quarter ended December 31, 2013 was 33.9% compared with 28.3% in the fourth quarter of 2012.

Full-Year 2013

Global Wealth Management

For the year ended December 31, 2013, the Global Wealth Management segment generated record pre-tax operating income of $299.6 million, compared with $266.7 million in 2012. Net revenues for the year were a record $1.11 billion, compared with $991.6 million in 2012. The increase in net revenues from 2012 is primarily attributable to (1) an increase in commission revenues; (2) growth in asset management and service fees; and (3) increased net interest revenues.

•	The Private Client Group reported record net revenues of $1.0 billion, a 10% increase compared to $911.7 million in 2012.

•	Stifel Bank reported record net revenues of $112.1 million, a 40% increase compared to $79.9 million in 2012.

Institutional Group

For the year ended December 31, 2013, the Institutional Group segment generated record pre-tax operating income of $142.9 million, compared with $101.5 million in 2012. Net revenues for the year were a record $861.2 million, compared with $604.7 million in 2012. The increase in net revenues from 2012 was primarily attributable to (1) an increase in advisory fees; (2) an increase in equity capital raising revenues; and (3) higher equity institutional brokerage revenues, offset by a reduction in other revenues as a result of gains recorded on the investment in Knight Capital during 2012. Net revenue growth, on a year-over-year basis, is attributable to the acquisitions of KBW and the Knight Capital Fixed Income business and, to a lesser extent, Miller Buckfire.

Institutional brokerage revenues were $421.6 million, a 30% increase compared to $323.5 million in 2012.

•	Equity brokerage revenues were $232.4 million, a 54% increase compared to $151.3 million in 2012.

•	Fixed income brokerage revenues were $189.2 million, a 10% increase compared to $172.2 million in 2012.

Investment banking revenues were a record $402.7 million, a 70% increase compared to $236.4 million in 2012.

•	Equity capital raising revenues were $142.6 million, a 74% increase compared to $81.8 million in 2012.

•	Fixed income capital raising revenues were $58.1 million, a 2% decrease compared to $59.0 million in 2012.

•	Advisory fee revenues were $201.9 million, a 111% increase compared with to $95.5 million in 2012.

Consolidated Compensation and Benefits Expenses

For the year ended December 31, 2013, compensation and benefits expenses were $1.3 billion, which included merger-related expenses of $74.4 million, compared to $1.0 billion in 2012.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues for the year ended December 31, 2013 was 62.5%, compared with 63.4% in 2012. Transition pay as a percentage of net revenues for the year ended December 31, 2013 was 4.4%, compared with 4.6% in 2012.

Consolidated Non-Compensation Operating Expenses

For the year ended December 31, 2013, non-compensation operating expenses were $476.8 million, which included $30.6 million of merger-related expenses, compared with $354.2 million in 2012.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the year ended December 31, 2013 was 22.6%, compared with 22.2% in 2012.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2013 was 6.7% compared with 36.8% in the 2012. The effective rate in 2013 reflects a $58.2 million U.S. tax benefit arising out of its investment in SN Canada in connection with discontinuing the business operations during 2013.

Assets and Capital

Assets

•	Assets increased 29% to $9.0 billion as of December 31, 2013 from $7.0 billion as of December 30, 2012. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of December 31, 2013 has grown its assets to $5.0 billion from $3.7 billion as of December 31, 2012.

•	At December 31, 2013, the Company’s Level 3 assets of $232.0 million, or 3% of total assets, consisted of $125.7 million of auction rate securities and $106.2 million of private equity, municipal securities, and other fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 8% at December 31, 2013.

•	Non-performing assets as a percentage of total assets as of December 31, 2013 was 0.03%.

Capital

•	The Company’s Tier 1 leverage capital ratio was 15.4% at December 31, 2013 and Tier 1 risk-based capital ratio was 26.7% at December 31, 2013.

•	At December 31, 2013, book value per common share was $32.30 based on 63.7 million shares outstanding.

•	Stockholders’ equity as of December 31, 2013 increased $564.2 million, or 38%, to $2.1 billion from $1.5 billion as of December 31, 2012.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and twelve months ended December 31, 2013. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude compensation expense related to the granting of stock awards with no continuing service requirement issued as retention as part of the acquisitions of the Knight Capital Fixed Income business and KBW and certain compensation and non-compensation operating expenses associated with the acquisitions of KBW, Miller Buckfire, the Knight Capital Fixed Income business, and the U.S. tax benefit arising out of the Company’s investment in SN Canada.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and twelve months ended December 31, 2013 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP	Non-GAAP	Non-Core	GAAP
Net revenues	$564,681	$(2,155)	$562,526	$1,978,340	$(4,894)	$1,973,446
Non-interest expenses:
Compensation and benefits	347,263	5,944	353,207	1,236,991	74,395	1,311,386
Non-compensation operating expenses	126,990	4,340	131,330	446,265	30,566	476,831

Total non-interest expenses	474,253	10,284	484,537	1,683,256	104,961	1,788,217
Income from continuing operations before income taxes	90,428	(12,439)	77,989	295,084	(109,855)	185,229
Provision for income taxes	30,609	(4,746)	25,863	110,426	(98,104)	12,322

Net income from continuing operations	$59,819	$(7,693)	$48,269	$184,658	$(11,751)	$172,907

Earnings per common share:
Diluted	$0.79	$(0.10)	$0.69	$2.51	$(0.16)	$2.35
As a percentage of net revenues:
Compensation and benefits	61.5		62.8	62.5		66.5
Non-compensation operating expenses	22.5		23.3	22.6		24.1
Income before income taxes	16.0		13.9	14.9		9.4

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full-year 2013 financial results conference call on Monday, February 24, 2014, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #22974566. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc. and through Stifel Nicolaus Europe Limited and Keefe, Bruyette & Woods Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Revenues:
Commissions	$152,451	$131,327	16.1	$145,837	4.5	$598,949	$501,434	19.4
Principal transactions	118,815	97,515	21.8	122,583	(3.1)	459,968	408,935	12.5
Investment banking	158,860	72,938	117.8	92,851	71.1	448,060	281,280	59.3
Asset management and service fees	83,928	68,971	21.7	76,710	9.4	305,639	257,981	18.5
Other income	19,391	19,157	1.2	13,063	48.4	64,659	69,148	(6.5)

Operating revenues	533,445	389,908	36.8	451,044	18.3	1,877,275	1,518,778	23.6
Interest revenue	40,711	29,977	35.8	39,130	4.0	142,539	108,705	31.1

Total revenues	574,156	419,885	36.7	490,174	17.1	2,019,814	1,627,483	24.1
Interest expense	11,630	8,602	35.2	11,535	0.8	46,368	33,370	39.0

Net revenues	562,526	411,283	36.8	478,639	17.5	1,973,446	1,594,113	23.8

Non-interest expenses:
Compensation and benefits	353,207	258,148	36.8	326,020	8.3	1,311,386	1,010,140	29.8
Occupancy and equipment rental	42,178	33,589	25.6	41,288	2.2	158,268	128,365	23.3
Communications and office supplies	25,692	19,291	33.2	26,122	(1.6)	99,726	79,406	25.6
Commission and floor brokerage	8,448	7,271	16.2	10,150	(16.8)	37,225	29,610	25.7
Other operating expenses	55,012	32,633	68.6	44,051	24.9	181,612	116,845	55.4

Total non-interest expenses	484,537	350,932	38.1	447,631	8.2	1,788,217	1,364,366	31.1
Income from continuing operations before income taxes	77,989	60,351	29.2	31,008	151.5	185,229	229,747	(17.2)
Provision for income taxes	25,863	17,067	51.5	(43,921)	(158.9)	12,322	84,451	(19.4)

Net income from continuing operations	52,126	43,284	20.4	74,929	(30.4)	172,907	145,296	19.0
Discontinued operations:
Loss from discontinued operations, net of tax	(3,857)	(3,330)	15.8	(5,239)	(26.4)	(10,894)	(6,723)	62.1

Net income	$48,269	$39,954	20.8	$69,690	(40.8)	$162,013	$138,573	16.9

Earnings per basic common share:
Income from continuing operations	$0.82	$0.80	2.5	$1.16	(29.3)	$2.67	$2.71	(1.5)
Loss from discontinued operations	(0.06)	(0.06)	—	(0.08)	(25.0)	(0.17)	(0.12)	41.7

Earnings per basic common share	$0.76	$0.74	2.5	$1.08	(29.6)	$2.50	$2.59	(3.5)

Earnings per diluted common share:
Income from continuing operations	$0.69	$0.69	—	$1.00	(31.0)	$2.35	$2.31	1.7
Loss from discontinued operations	(0.05)	(0.06)	(16.7)	(0.07)	(28.6)	(0.15)	(0.11)	36.4

Earnings per diluted common share	$0.64	$0.63	1.6	$0.93	(31.2)	$2.20	$2.20	—

Weighted average number of common shares outstanding:
Basic	64,859	53,835	20.5	64,706	0.2	63,568	53,563	18.7
Diluted	75,495	63,301	19.3	75,191	0.4	73,504	62,937	16.8

(in thousands, except per share, employee and location amounts)
	12/31/13	12/31/12	% Change	9/30/13	% Change
Statistical Information:
Book value per common share	$32.30	$27.24	18.7	$31.46	2.7
Financial advisors [3]	2,077	2,041	1.8	2,075	0.1
Full-time associates	5,862	5,343	9.7	5,780	1.4
Locations	357	340	5.0	355	0.6
Total client assets	$165,570,000	$137,855,000	20.1	$153,901,000	7.6

[3]	Includes 143, 151 and 145 independent contractors at December 31, 2013 and 2012 and September 30, 2013, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Revenues:
Commissions	$104,149	$93,043	11.9	$99,427	4.7	$410,238	$361,871	13.4
Principal transactions	55,809	53,542	4.2	58,658	(4.9)	227,087	225,007	0.9
Asset management and service fees	82,964	68,631	20.9	76,667	8.2	304,541	257,257	18.4
Net interest	31,092	21,182	46.8	27,665	12.4	104,748	79,328	32.0
Investment banking	9,568	10,818	(11.6)	9,394	1.8	45,400	44,919	1.1
Other income	9,254	6,559	41.1	2,858	223.9	26,165	23,215	8.4

Net revenues	292,836	253,775	15.4	274,669	6.6	1,117,179	991,597	12.7

Non-interest expenses:
Compensation and benefits	167,980	146,311	14.8	159,949	5.0	648,681	576,744	12.5
Non-compensation operating expenses	45,834	38,727	18.3	42,592	7.6	168,926	148,184	14.0

Total non-interest expenses	213,814	185,038	15.6	202,541	5.6	817,607	724,928	12.8

Income before income taxes	$79,022	$68,737	15.0	$72,128	9.6	$299,572	$266,669	12.3

As a percentage of net revenues:
Compensation and benefits	57.4	57.7		58.2		58.1	58.2
Non-compensation operating expenses	15.6	15.2		15.5		15.1	14.9
Income before income taxes	27.0	27.1		26.3		26.8	26.9

Stifel Bank & Trust (Unaudited)
Key Statistical Information
(in 000s, except percentages)	12/31/13	12/31/12	% Change	9/30/13	% Change
Other information:
Assets	$5,027,023	$3,650,235	37.7	$4,547,071	10.6
Investment securities	3,062,549	2,327,316	31.6	2,949,080	3.8
Retained loans, net	1,412,136	822,711	71.6	1,061,313	33.1
Loans held for sale	109,110	214,531	(49.1)	75,440	44.6
Deposits	4,661,444	3,346,133	39.3	4,228,405	10.2
Allowance as a percentage of loans	0.89%	0.99%		1.23%
Non-performing assets as a percentage of total assets	0.03%	0.06%		0.32%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Revenues:
Commissions	$48,302	$38,284	26.2	$46,410	4.1	$188,712	$139,564	35.2
Principal transactions	63,005	43,973	43.3	63,925	(1.4)	232,880	183,927	26.6
Capital raising	61,311	35,502	72.7	44,270	38.5	200,732	140,842	42.5
Advisory fees	87,981	26,618	230.5	39,186	124.5	201,928	95,519	111.4

Investment banking	149,292	62,120	140.3	83,456	78.9	402,660	236,361	70.4
Other [4]	6,683	16,316	(59.0)	11,341	(41.1)	36,906	44,802	(17.6)

Net revenues	267,282	160,693	66.3	205,132	30.3	861,158	604,654	42.4

Non-interest expenses:
Compensation and benefits	165,779	105,025	57.8	119,874	38.3	524,870	380,185	38.1
Non-compensation operating expenses	52,913	33,990	55.7	50,272	5.3	193,399	122,982	57.3

Total non-interest expenses	218,692	139,015	57.3	170,146	28.5	718,269	503,167	42.7

Income before income taxes	$48,590	$21,678	124.1	$34,986	38.9	$142,889	$101,487	40.8

As a percentage of net revenues:
Compensation and benefits	62.0	65.4		58.4		60.9	62.9
Non-compensation operating expenses	19.8	21.1		24.5		22.5	20.3
Income before income taxes	18.2	13.5		17.1		16.6	16.8

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/13	12/31/12	% Change	9/30/13	% Change	12/31/13	12/31/12	% Change
Institutional brokerage:
Equity	$60,204	$38,659	55.7	$58,677	2.6	$232,392	$151,308	53.6
Fixed income	51,103	43,598	17.2	51,658	(1.1)	189,200	172,183	9.9

Institutional brokerage	111,307	82,257	35.3	110,335	0.9	421,592	323,491	30.3
Investment banking:
Capital raising:
Equity	46,634	16,947	175.2	30,739	51.7	142,636	81,818	74.3
Fixed income	14,677	18,555	(20.9)	13,531	8.5	58,096	59,024	(1.6)

Capital raising	61,311	35,502	72.7	44,270	38.5	200,732	140,842	42.5
Advisory fees:	87,981	26,618	230.5	39,186	124.5	201,928	95,519	111.4

Investment banking	$149,292	$62,120	140.3	$83,456	78.9	$402,660	$236,361	70.4

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com

[4]	Includes net interest and other income.